Exhibit 99
FOR IMMEDIATE RELEASE:
CNB FINANCIAL SERVICES, INC. ANNOUNCES RESULTS FOR THE QUARTER
     Thomas F. Rokisky, President/CEO of CNB Financial Services, Inc. (CNB), the parent company of CNB Bank, Inc. announced for the three months ended September 30, 2008, CNB had consolidated net income of $767,000, or $1.70 per share as compared to $662,000, or $1.44 per share for the three months ended September 30, 2007. For the nine months ended September 30, 2008, CNB has consolidated net income of $2.3 million, or $5.12 per share compared to $1.9 million, or $4.24 per share for the nine months ended September 30, 2007.
     CNB, with total assets at September 30, 2008 of $285.3 million, has two full service offices and ATMs in Berkeley Springs, West Virginia. The Bank has three full service branch offices and ATMs in Berkeley County, West Virginia. Our Berkeley County office locations are in Hedgesville, south Martinsburg, and our newest branch in Falling Waters, West Virginia. The Bank also has a full service branch office and ATM located in Hancock, Maryland.

     This press release may include “forward-looking statements” as defined by the Securities and Exchange Commission. Such statements are those concerning the 2008 outlook for earnings, revenues and expenses. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the company based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company.
- financials follow —

CNB FINANCIAL SERVICES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	September 30,	December 31,
	2008	2007
	(Unaudited)	(Audited)
ASSETS
Cash and due from banks	$7,359,566	$7,791,093
Securities available for sale (at approximate market value)	63,578,162	66,017,231
Federal Home Loan Bank stock, at cost	2,442,100	2,623,600
Loans and lease receivable, net	199,945,918	202,668,845
Accrued interest receivable	1,316,154	1,406,804
Foreclosed real estate (held for sale), net	523,134	150,845
Premises and equipment, net	5,886,933	6,111,273
Deferred income taxes	1,705,966	927,843
Cash surrender value of life insurance	1,634,612	1,491,093
Intangible assets	302,024	385,661
Other assets	586,951	841,156

TOTAL ASSETS	$285,281,520	$290,415,444

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Deposits:
Demand	$38,706,535	$42,690,898
Interest-bearing demand	38,503,286	35,278,551
Savings	22,935,056	23,462,625
Time, $100,000 and over	48,869,430	44,493,979
Other time	74,480,381	80,718,661

	$223,494,688	$226,644,714
Accrued interest payable	988,618	1,281,166
FHLB borrowings	34,350,000	37,500,000
Accrued expenses and other liabilities	2,892,150	2,168,119

TOTAL LIABILITIES	$261,725,456	$267,593,999

SHAREHOLDERS’ EQUITY
Common stock, $1 par value; 5,000,000 shares authorized; 458,048 shares issued at September 30, 2008 and December 31, 2007 and 450,229 outstanding at September 30, 2008 and 454,949 outstanding at December 31, 2007	$458,048	$458,048
Capital surplus	4,163,592	4,163,592
Retained earnings	21,232,052	19,155,244
Accumulated other comprehensive income (loss)	(1,780,938)	(747,806)

	$24,072,754	$23,029,078

Less treasury stock, at cost, 7,819 shares in 2008 and 3,099 shares in 2007	(516,690)	(207,633)

TOTAL SHAREHOLDERS’ EQUITY	$23,556,064	$22,821,445

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$285,281,520	$290,415,444

The Notes to Consolidated Financial Statements are an integral part of these statements.

CNB FINANCIAL SERVICES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2008	2007	2008	2007
INTEREST INCOME
Interest and fees on loans	$3,442,160	$3,660,461	$10,503,590	$10,916,457
Interest and dividends on securities U.S. Government agencies and corporations	150,103	363,928	512,385	1,021,648
Corporate bonds	99,964	—	246,681	—
Mortgage backed securities	370,876	207,845	1,033,890	413,204
State and political subdivisions	135,292	95,851	378,439	298,573
Dividend income	19,641	17,703	70,018	68,403
Interest on FHLB deposits	460	1,762	2,540	4,727
Interest on federal funds sold	—	589	—	36,884

	$4,218,496	$4,348,139	$12,747,543	$12,759,896

INTEREST EXPENSE
Interest on interest bearing demand, savings and time deposits	$1,319,813	$1,750,569	$4,240,298	$5,140,538
Interest on FHLB borrowings	211,251	254,965	656,037	549,951

	$1,531,064	$2,005,534	$4,896,335	$5,690,489

NET INTEREST INCOME	$2,687,432	$2,342,605	$7,851,208	$7,069,407

PROVISION FOR LOAN LOSSES	160,000	31,500	385,000	129,499

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	$2,527,432	$2,311,105	$7,466,208	$6,939,908

NONINTEREST INCOME
Service charges on deposit accounts	$363,041	$367,138	$1,037,847	$1,007,246
Other service charges, commissions and fees	202,258	194,985	613,690	578,415
Other operating income	15,385	15,170	52,445	112,632
Income from title company	2,312	17,162	9,042	72,331
Net gain on sales of loans	15,812	6,323	51,782	12,162
Net gain (loss) on sale of securities	—	(809)	94,256	(2,688)
Net gain (loss) on disposal of premises and equipment	(10,000)	116	(10,484)	170

	$588,808	$600,085	$1,848,578	$1,780,268

NONINTEREST EXPENSES
Salaries	$780,137	$737,043	$2,290,479	$2,263,783
Employee benefits	320,170	296,893	1,008,962	923,880
Occupancy of premises	129,393	121,452	371,259	384,700
Furniture and equipment expense	199,651	225,130	606,922	644,496
Other operating expenses	547,601	554,651	1,584,118	1,589,479

	$1,976,952	$1,935,169	$5,861,740	$5,806,338

INCOME BEFORE INCOME TAXES	$1,139,288	$976,021	$3,453,046	$2,913,838

PROVISION FOR INCOME TAXES	372,497	314,345	1,137,182	969,556

NET INCOME	$766,791	$661,676	$2,315,864	$1,944,282

BASIC EARNINGS PER SHARE	$1.70	$1.44	$5.12	$4.24

The Notes to Consolidated Financial Statements are an integral part of these statements.